Exhibit 10.8
FORM OF
CONSULTING AGREEMENT
     This CONSULTING AGREEMENT (as may be amended from time to time, this “Agreement”) is entered into as of [       ], 2009 by and among AllianceBernstein L.P. (the “Advisor”), Flexpoint Fund L.P., a Delaware limited partnership (the “Consultant”) and Foursquare Capital Management, LLC, a Delaware limited liability company (the “Manager”).
     WHEREAS, Foursquare Capital Corp., a Maryland real estate investment trust (together with all of its subsidiaries, the “Company”), has been established to invest in a portfolio of real estate related assets, including certain types of mortgage-backed securities; and
     WHEREAS, the Manager has agreed to provide management services to the Company pursuant to a management agreement, dated as of [       ], 2009 (as may be amended from time to time, the “Management Agreement”), between the Company and the Manager; and
     WHEREAS, the Manager has retained the Advisor, pursuant to the Advisory Agreement, dated as of [       ], 2009 (as may be amended from time to time, the “Advisory Agreement”), to provide investment advisory and certain other portfolio services to the Company; and
     WHEREAS, the Advisor now wishes to retain the Consultant to provide certain consulting services in connection with the Advisor’s investment advisory activities for the Manager, and the Consultant is willing to provide such services to the Advisor as set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:
     1. Definitions. For purposes of this Agreement, terms used and not defined herein shall have the meanings specified in the Management Agreement or the Advisory Agreement, as applicable. The following terms shall have the indicated meanings:
          “Advisor” has the meaning set forth in the preamble.
          “Advisor Indemnified Party” has the meaning set forth in Section 8(e) of this Agreement.
          “Advisory Agreement” has the meaning set forth in the recitals.
          “Agreement” has the meaning set forth in the preamble.
          “Bankruptcy” means, with respect to any Person, (a) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal, state or foreign insolvency law, or such Person filing an answer consenting to or acquiescing in any such petition, (b) the making by such Person of any assignment for the benefit of its creditors, (c) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60 day period, or (d) the entry against such Person of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereinafter in effect.
          “Board of Directors” has the meaning set forth in the Manager LLC Agreement.
          “Cause” has the meaning set forth in Section 9(d) of this Agreement.
          “Company” has the meaning set forth in the recitals.
          “Conduct Policies” has the meaning set forth in Section 7(f) of this Agreement.
          “Confidential Information” shall mean any models, strategies or information relating to the organization, finances, business, transactions or affairs of the Company, the Manager, the Advisor, any Sub-Advisor, the Consultant or any of their respective Affiliates.
          “Consultant” has the meaning set forth in the preamble.
          “Consultant Fee” has the meaning set forth in Section 5(a) of this Agreement.
          “Consultant Indemnified Party” has the meaning set forth in Section 8(a) of this Agreement.
          “Consultant Termination Fee” has the meaning set forth in Section 5(a) of this Agreement.
          “Governing Instruments” has the meaning set forth in the Manager LLC Agreement.
          “Indemnitee” has the meaning set forth in Section 8(f) of this Agreement.
          “Indemnitor” has the meaning set forth in Section 8(h) of this Agreement.
          “Initial Payment Date” has the meaning set forth in the Manager LLC Agreement.
          “Manager” has the meaning set forth in the preamble.
          “Management Agreement” has the meaning set forth in the recitals.
          “Manager Indemnified Party” has the meaning set forth in Section 8(f) of this Agreement.
          “Manager LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Manager dated as of [ ], 2009, as may be further amended.
          “NYSE” has the meaning set forth in the Manager LLC Agreement.
          “Sub-Advisors” means Greenfield Advisors, LLC and Rialto Capital Partners, LLC, and “Sub-Advisor” means any one of them and any successor in interest to, or permitted assigns of, any of them; provided, however, that no successor in interest to, or permitted assigns of, any Sub-Advisor (other than an Affiliate thereof to which the relevant Sub-Advisory Agreement has been assigned pursuant to its terms) shall be a Sub-Advisor unless such assignment is permitted pursuant to the terms of the Sub-Advisory Agreement and the terms of the Manager LLC Agreement. Sub-Advisors shall also include any replacement or additional entity that, at the election of the Advisor acting (in each case) with the consent of the Manager in accordance with the Manager LLC Agreement, becomes a Sub-Advisor to the Advisor pursuant to a sub-advisory agreement with the Advisor in form and substance substantially similar to the other Sub-Advisory Agreements and not materially more favorable to such Sub-Advisor than such other Sub-Advisory Agreements are to the other Sub-Advisors.
     “Sub-Advisory Agreements” means the sub-advisory agreement, dated as of the date hereof, among the Manager, the Advisor and Greenfield, and the sub-advisory agreement, dated as of the date hereof, among the Manager, the Advisor and Rialto Capital Partners, LLC, as each such agreement may be amended from time to time.
     2. Appointment of the Consultant. The Advisor hereby appoints the Consultant to perform the services described herein. The Consultant shall provide the Advisor with such services as are set forth in Section 4, as necessary or appropriate to assist the Advisor with respect to its proper supervision and management of the assets of the Company.
     3. [Reserved].
     4. Services Provided by the Consultant.
          (a) The Consultant shall or shall cause its Affiliates to, as mutually agreed by the Consultant and the Advisor, assist the Advisor in the Advisor’s sourcing, acquiring, managing and disposing of residential and commercial real estate properties, loans and securities for the Company and shall or shall cause its Affiliates to provide the Advisor with additional analysis with respect to asset acquisition, asset management and disposition strategies for the Company.
          (b) Each party hereto acknowledges that, although the Consultant may elect to recommend investments and Co-Investment opportunities for the Company to the Advisor or the Investment Committee, as well as co-invest in such Co-Investment opportunities with the Company, neither the Consultant nor any of its Affiliates shall be required to do so.
          (c) Each party hereto acknowledges that none of the officers or employees of the Consultant or its Affiliates will be dedicated exclusively to the performance of the Consultant’s duties under this Agreement and that such officers and employees of the Consultant or its Affiliates shall devote such time to the performance of the Consultant’s duties hereunder as the Consultant determines to be reasonably necessary for the performance of such services.
          (d) Notwithstanding anything contained herein to the contrary, the Consultant may cause any services that would ordinarily be performed by a third party (including the services listed in Section 4(a))to be rendered by the personnel of the Consultant or its Affiliates. In such circumstances (subject as specified above and to Section 16 below) upon request by the Consultant, the Advisor shall instruct the Company to directly pay or reimburse the Consultant for the cost of such services (and the Advisor shall have no obligation therefor); provided that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis.
          (e) In performing its duties under this Section 4, the Consultant and its Affiliates shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other service providers) hired by the Consultant or its Affiliates at its expense or, if such expenses are within the then applicable expense budget of the Company or are otherwise reimbursable to the Manager, the Advisor or the Consultant pursuant to the Management Agreement, at the Company’s sole cost and expense.
     5. Compensation of the Consultant.
          (a) For the services to be rendered, the Advisor shall pay to the Consultant each quarter a consulting fee computed in accordance with the terms of Schedule A attached hereto (the “Consultant Fee”), with such Consultant Fee (which may include the common stock of the Company and the cash/stock ratio of which shall be the same for the Advisor Fee, the Sub-Advisory Fee and the Consultant Fee paid respectively to the Advisor, the Sub-Advisors and the Consultant) to be paid on the relevant Fee Payment Date (as defined in Schedule A hereto). The transfer by the Advisor (or the Manager on its behalf) to the Consultant of any of the Company’s common stock as part of the Consultant Fee shall be on the same basis as described with respect to the Incentive Fee to be paid to the Manager pursuant to Section 9(b) of the Management Agreement and shall, at all times, be subject to the following: (1) the ownership of such shares by the Consultant does not violate the limit on ownership of the Company’s common stock set forth in the Company’s Governing Instruments, after giving effect to any waiver from such limit that the Board of Directors may grant to the Consultant in the future, (2) the transfer of such shares by the Advisor (or the Manager acting on its behalf) to the Consultant complies with all applicable restrictions under U.S. federal securities laws and the rules of the NYSE, and (3) the Consultant shall have substantially the same registration rights and obligations with respect to such shares as shall be provided to the Manager pursuant to the agreement referred to in Section 9(b)(i)(3) of the Management Agreement. If the Consultant serves for less than the whole of any period specified, its compensation shall be prorated accordingly. In addition, if, at any time the Manager receives payment of the Termination Fee (as defined in the Management Agreement), the Advisor shall pay to the Consultant the “Consultant Termination Fee” computed in accordance with the terms of Schedule A attached hereto.
          (b) Each party hereto agrees that all amounts payable to the Consultant by the Advisor or the Manager pursuant to this Agreement or the Management Agreement, respectively, during the term of this Agreement, including, without limitation, the Consultant Fee, any Consultant Termination Fee or any reimbursement of eligible expenses to the Consultant hereunder, shall, until prior written notice is provided to the contrary by the Consultant to the other parties hereto, be paid instead by the Manager (acting at all times in accordance with the Manager LLC Agreement, including the obtaining of any required approvals or consents pursuant thereto) directly to the Consultant and such outstanding amounts owing to the Consultant by the Manager or the Advisor during the term of this Agreement shall be deemed to be satisfied upon such payment by the Manager to the Consultant and, likewise, any of the foregoing amounts or payments made by the Manager on behalf of the Advisor hereunder shall reduce and be a credit against any corresponding fees or expenses (as the case may be) payable to the Advisor by the Manager under the Advisory Agreement.
          (c) In the event that a Bankruptcy of the Advisor occurs, to the extent that any compensation or amounts relating to reimbursements of eligible expenses to the Consultant that would have been payable by the Advisor to the Consultant remains unpaid, or the Advisor cannot pay such compensation or amounts to the Consultant as a result of such Bankruptcy, the Manager rather than the Advisor shall, to the extent permitted by applicable law, be obligated to make such payments to the Consultant.
     6. Representations and Warranties of the Parties. Each party to this Agreement covenants, represents and warrants to each other party as of the date hereof that:
          (a) it is a limited partnership or limited liability company, as the case may be, duly organized and validly existing under the laws of the state of its formation and has full capacity and authority to enter into this Agreement and to perform its obligations and duties and to provide the services required of it under this Agreement;
          (b) this Agreement has been duly and validly authorized, executed and delivered on behalf of such party and is a valid and binding agreement of such party enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting rights of creditors, and the party will deliver to any other party hereto such evidence of such authority as such other party may reasonably request, whether by way of a certified resolution or otherwise;
          (c) the terms of this Agreement do not violate any material obligation by which such party is bound, whether arising by contract, operation of law or otherwise, the violation of which would have a material adverse effect on the Company or the Manager or the ability of such party to perform its obligations and duties and to provide the services required of it under this Agreement;
          (d) it has obtained or made all material governmental approvals or registrations or licenses required under applicable law to authorize the performance of its obligations under this Agreement, except for failures to be so approved, registered or licensed that could not, individually or in the aggregate, have a material adverse effect on the Company or the Manager or on the ability of such party to perform its obligations and duties and to provide the services required of it under this Agreement, and it is not aware of any legal or financial impediments to performing its obligations under this Agreement that it has not disclosed in writing to the other party;
          (e) it has or shall promptly obtain all required trained personnel that it reasonably determines to be necessary or appropriate to perform its obligations under this Agreement;
          (f) it owns or is licensed or sublicensed or has a right to use software programs and data processing hardware that are necessary for it to perform its obligations under this Agreement, and to the best of its knowledge such software programs and data processing hardware do not infringe upon or constitute an infringement on or misappropriation of any valid United States patent, copyright, trademark, trade secret or other proprietary rights of any third party. During the term of this Agreement, to the extent that it does not own, license, sublicense or have a contractual right to such software necessary to perform its obligations under this Agreement, it will purchase, license, sublicense or obtain right to use such software at its own expense;
          (g) to its knowledge, it is not on any Federal excluded parties, debarment, or suspension lists;
          (h) it is not subject to any pending or, to its knowledge, contemplated current enforcement actions that are likely to materially impair its ability to provide the services contemplated under this Agreement, or that are likely to pose a material reputational risk to the Company or each other party in performing its obligations under this Agreement; and
          (i) if doing business with the Treasury or another Federal agency, it is not, and will not during the term of this Agreement be, in any kind of probationary status, and is, and will during the term of this Agreement be, addressing and resolving any identified deficiencies in performance.
     7. Additional Representations and Warranties and Covenants.

          (a) The Advisor represents and warrants to each other party hereto as of the date hereof and as of each day during the term of this Agreement that it is a duly registered investment adviser with the Securities and Exchange Commission pursuant to the Advisers Act.
          (b) The Advisor covenants to the Consultant that during the term hereof:
     (i) it will comply in all material respects with its obligations under the Advisory Agreement; and
     (ii) it will promptly provide to the Consultant all information, reports and materials provided by the Advisor to the Company or to the Manager or received by the Advisor pursuant to the Advisory Agreement in connection with the Company and/or its business, operations or investments or potential investments and all material communications between the Advisor and the Treasury.
          (c) The Consultant covenants to each other party hereto that it will maintain during the term of this Agreement, directly or indirectly through any Affiliates performing the services hereunder, the necessary operational resources and capacity to perform in all material respects the services contemplated to be performed by it pursuant to Section 4(a).
          (d) The Manager represents and warrants to each other party hereto as of the date hereof that it has not conducted any activities or incurred any liabilities or obligations, except in each case in connection with the Company and as disclosed in writing to the Consultant.
          (e) The Manager covenants to each other party hereto that during the term of this Agreement, (i) it will comply in all material respects with all of its obligations under the Management Agreement and the Advisory Agreement, (ii) it will promptly provide to the Consultant all information, reports and materials provided by the Manager to the Company or received by the Manager pursuant to the Management Agreement or otherwise in connection with the Company and/or its business, operations or investments or potential investments and all material communications between the Manager and the Treasury, and (iii) it will (acting at all times in accordance with the Manager LLC Agreement, including the obtaining of any required approvals or consents pursuant thereto, and to the extent permitted by applicable law) comply with its payment obligation to the Consultant set forth in Section 5(b).
          (f) The Consultant acknowledges receipt of the Company’s Code of Business Conduct and Ethics and Policy on Insider Trading and Communications Policy (collectively, the “Conduct Policies”) and the Consultant agrees (i) to implement policies and procedures reasonably designed to inform employees of the Consultant and its Affiliates who provide services to the Advisor, the Manager or the Company of the Conduct Policies and to ensure that such employees are in substance held to at least the standards of conduct to those set forth in the Conduct Policies and (ii) to comply with the Conduct Policies in its performance of the services hereunder or such comparable policies as shall in substance hold it to at least the standards of conduct set forth in the Conduct Policies.
     8. Limits of Responsibility; Indemnification.
          (a) The Consultant assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Manager, the Advisor or the Company in following or declining to follow any advice or recommendations of the Consultant. The Consultant and any person controlling or controlled by or under common control with the Consultant and any Affiliates of the foregoing and their respective officers, stockholders, members, managers, partners, personnel and directors and any Person who was any of the foregoing at any time during the term of this Agreement (each, a “Consultant Indemnified Party”) will not be liable to the Advisor, the Manager or the Company for any investment decision or any acts or omissions by any such Person (including, without limitation, trade errors that may result from ordinary negligence, such as errors in the investment decision making process or in the trade process) performed pursuant to or in accordance with this Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Consultant’s duties under this Agreement as determined by a final non-appealable order of a court of competent jurisdiction.
          (b) The Advisor shall, to the fullest extent lawful, reimburse, indemnify and hold each Consultant Indemnified Party harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising, directly or indirectly, from any acts or omissions of the Advisor constituting the Advisor’s bad faith, willful misconduct, gross negligence or reckless disregard of the Advisor’s duties under this Agreement as determined by a final non-appealable order of a court of competent jurisdiction, provided that the Advisor shall not have any obligation to reimburse or indemnify any Consultant Indemnified Party for any expense, loss, damage, liability, demand, charge or claim resulting from actions or inactions of any third party, including, without limitation, the Manager or the Company.
          (c) The Manager shall, to the fullest extent lawful, reimburse, indemnify and hold each Consultant Indemnified Party harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorney’s fees) in respect of or arising, directly or indirectly, from any acts or omissions of the Manager constituting the Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under the Management Agreement as determined by a final non-appealable order of a court of competent jurisdiction, provided that the Manager shall not have any obligation to reimburse or indemnify any Consultant Indemnified Party for any expense, loss, damage, liability, demand, charge or claim resulting from actions or inactions of any third party, including, without limitation, the Advisor or the Company.
          (d) Notwithstanding the foregoing and any other provision to the contrary contained in this Agreement, if the Company is providing an indemnity to any Consultant Indemnified Party with respect to the same claim as any Consultant Indemnified Party may claim indemnification for under Sections 8(b) or 8(c), the Consultant Indemnified Party shall be required to first look for satisfaction of its claims under the indemnity provided by the Company and the provisions of Sections 8(b) or 8(c) shall not apply with respect to such claim, but only to the extent that such other indemnity covers such claim and only up to the amount the Consultant Indemnified Party recovers thereunder.
          (e) The Consultant shall, to the fullest extent lawful, reimburse, indemnify and hold the Advisor, its officers, stockholders, members, managers, partners, directors, personnel and any Person controlling or controlled by or under common control with the Advisor and any Affiliates of the foregoing (including the Advisor’s Voting Member on the Investment Committee) and any Person who was any of the foregoing at any time during the term of this Agreement, (each, an “Advisor Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from acts of the Consultant constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement as determined by a final non-appealable order of a court of competent jurisdiction.
          (f) The Consultant shall, to the fullest extent lawful, reimburse, indemnify and hold the Manager, its officers, stockholders, members, managers, partners, directors, personnel and any Person controlling or controlled by or under common control with the Manager and any Affiliates of the foregoing and any Person who was any of the foregoing at any time during the term of this Agreement (each, a “Manager Indemnified Party” and together with each Advisor Indemnified Party and each Consultant Indemnified Party, an “Indemnitee”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from acts of the Consultant constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement as determined by a final non-appealable order of a court of competent jurisdiction.
          (g) Notwithstanding the foregoing and any other provisions to the contrary contained in this Agreement, the Consultant shall not have any obligation to reimburse or indemnify any Advisor Indemnified Party or Manager Indemnified Party for any expense, loss, damage, liability, demand, charge or claim resulting from the direct or indirect actions or inactions of any third party, including, without limitation, the Advisor, the Manager or the Company. Notwithstanding the foregoing and any other provisions to the contrary in this Agreement, if the Company is providing an indemnity to any Advisor Indemnified Party or Manager Indemnified Party with respect to the same claim as any Advisor Indemnified Party or Manager Indemnified Party may claim indemnification for under Sections 8(e) or 8(f), as the case may be, the Advisor Indemnified Party or the Manager Indemnified Party, as the case may be, shall be required to first look for satisfaction of their claims under the indemnity provided by such other party and the provisions of Sections 8(e) or 8(f), as the case may be, shall not apply with respect to such claim, but only to the extent that such other indemnity covers such claim and only up to the amounts the Advisor Indemnified Party or the Manager Indemnified Party, as the case may be, recovers thereunder.
          (h) Each Indemnitee will promptly notify the party against whom an indemnity is claimed (the “Indemnitor”) of any claim for which it seeks indemnification; provided, however, that the failure to so notify the Indemnitor will not relieve the Indemnitor from any liability which it may have hereunder except to the extent such failure actually prejudices the Indemnitor. The Indemnitor shall have the right to assume the defense and settlement of such claim; provided, that the Indemnitor notifies the Indemnitee of its election to assume such defense and settlement within 30 days after the Indemnitee gives the Indemnitor notice of the claim. In such case, the Indemnitee will not settle or compromise such claim, and the Indemnitor will not be liable for any such settlement made without the Indemnitor’s prior written consent. If the Indemnitor is entitled to, and does, assume such defense by delivering the aforementioned notice to the Indemnitee, the Indemnitee will (i) have the right to approve the Indemnitor’s counsel (which approval will not be unreasonably withheld, delayed or conditioned), (ii) be obligated to cooperate in furnishing evidence and testimony and in any other manner in which the Indemnitor may reasonably request and (iii) be entitled to participate in (but not control) the defense of any such action with its own counsel and at its own expense. The Indemnitor shall not, without the prior written consent of an Indemnitee, consent to entry of judgment or effect any settlement of any claim pending or threatened proceeding in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such judgment or settlement includes an unconditional release of such Indemnitee from all liability arising out of such claim or proceeding and does not include any statement of admission of fault, culpability or failure to act by or on behalf of such Indemnitee.
          (i) The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement.

     9. Duration and Termination.
          (a) Unless this Agreement is earlier terminated in accordance with its terms, this Agreement shall remain in effect until the date that is the third anniversary of the date hereof and shall be automatically renewed for a one-year term on such third anniversary date and on each one-year anniversary date thereafter if the Management Agreement is renewed on such date.
          (b) This Agreement shall terminate (i) on any date on which the Management Agreement or the Advisory Agreement is terminated, (ii) on any date that is mutually agreed by the parties hereto or (iii) on the Initial Payment Date; provided, however, that in any event and notwithstanding the contrary provisions of the Advisory Agreement, if the Advisory Agreement were to remain in effect upon the termination of the Management Agreement, then this Agreement shall continue in effect.
          (c) The Consultant may terminate this Agreement effective as of any date on or following the third anniversary of the date hereof by delivering 180 days’ prior written notice to the Advisor.
          (d) If any one or more of the following events or circumstances (each, a “Cause”) shall occur:
(i)	the Consultant sells or otherwise disposes of all of its equity interest in the Manager (including, without limitation, pursuant to Section 9.5 of the Manager LLC Agreement), unless such sale or other disposition is to an Affiliate of the Consultant and is made in accordance with the Manager LLC Agreement;

(ii)	the Consultant materially breaches any provision of this Agreement and such breach has a material adverse effect on the Manager, the Advisor or the Company or on their respective businesses, assets or operations and such breach shall continue for a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 45 days after written notice of such breach if the Consultant takes material steps to cure such breach within 30 days of the written notice);

(iii)	a material representation or warranty made by the Consultant herein proves to have been not true and correct when made or deemed made hereunder which will have a material adverse effect on the Manager, the Advisor or the Company or their respective businesses, assets or operations;

(iv)	a Bankruptcy of the Consultant occurs;

(v)	the Consultant knowingly engages in any act of fraud, misappropriation of funds, or embezzlement against the Manager or the Company;

(vi)	the Consultant acts, or fails to act, in a manner constituting gross negligence in the performance of its duties under this Agreement;

(vii)	a final, non-appealable judgment is entered giving effect to a conviction of the Consultant or any of its officers or directors of a felony (including a plea of nolo contendere) under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business and such conviction has a material adverse effect on the Consultant’s ability to perform its obligations and duties hereunder; or

(viii)	a final, non-appealable judgment is entered giving effect to a conviction of the Consultant or any of its officers or directors of a material violation of any securities laws or regulations promulgated thereunder, or any regulations applicable to the Consultant’s business, and the consequences of such violation and conviction have or will have a material adverse effect on the Consultant’s ability to perform its obligations and duties hereunder, then the Advisor shall have the right, subject to obtaining the consent to such action required by Section 3.3 of the Manager LLC Agreement, by 30 business days’ notice to the Consultant with a copy to the Manager, to terminate this Agreement (and the Consultant’s role as such), whereupon this Agreement shall terminate; provided, however, that notwithstanding anything to the contrary herein, or in the Manager LLC Agreement, in the event of a sale of the Consultant’s equity interest in the Manager pursuant to Section 9.5 of the Manager LLC Agreement, this Agreement shall automatically terminate on the Initial Payment Date (as defined in the Manager LLC Agreement). If the Agreement is terminated pursuant to this Section 9(d), no Consultant Termination Fee will be paid to the Consultant.
          (e) From and after the effective date of any termination of this Agreement, the Consultant shall be paid all compensation accruing to the date of termination (including (i) any Consultant Termination Fee pursuant to Section 5 and (ii) in the event that the Consultant has served for less than the whole of any period, any compensation prorated pursuant to Section 5) and will continue to be reimbursed for all eligible expenses in accordance with Section 16 accrued prior to the effective date of any termination of this Agreement.
     10. Custody. The Consultant shall not be responsible for any custodial arrangements involving any assets of the Company or for the payment of any custodial charges and fees, nor shall the Consultant have possession or custody of any such assets.
     11. Confidential Information. Each party hereby covenants with and undertakes to the other party that, save as may be required by law or by any regulatory authority or agency or as may otherwise be contemplated by this Agreement, it shall keep secret and confidential and shall not disclose to any Person (other than the Company, the Manager, the Advisor, any Sub-Advisor and the Consultant) any Confidential Information (as defined below), provided, however, that (a) it shall not be required to keep secret and confidential any Confidential Information which has properly entered the public domain otherwise than through the default of such party, and (b) any party hereto may disclose Confidential Information (i) to any advisors, legal counsel, accountants and other professional advisors retained in connection with such party’s business; (ii) to appraisers, financing sources and other real estate-related service providers and to such party’s (and its Affiliates’) partners, members, shareholders, officers, directors and employees in the ordinary course of such party’s (or its Affiliate’s) business; (iii) to governmental officials or agencies having jurisdiction over the relevant party; (iv) in connection with any governmental or regulatory exchange filings of the relevant party or its Affiliates; (v) as required by law or legal process to which the Company, the Manager, Advisor, the Sub-Advisor, the Consultant or any party to whom disclosure is permitted hereunder is a party; (vi) with the written consent of the other party hereto; or (vii) to the extent such information is otherwise publicly available through the actions of a Person other than any party to this Agreement. In addition, any proprietary information developed by the

Advisor, the Consultant or their respective Affiliates in connection with this Agreement may be used by such party or an Affiliate thereof in its ordinary course of business.
     12. Publicity and Disclosure. The Consultant shall not make use of the Manager’s name, the Advisor’s or any Sub-Advisor’s name, the name or names of the Company or the “AllianceBernstein” name or logo in any advertising, signage, promotional material, press release, Web page, publication, media interview, or other public statement, without the prior written consent of the Advisor and, if relating to the use of a Sub-Advisor’s name, that Sub-Advisor, except solely to disclose that the Consultant is acting as consultant to the Advisor. None of the parties hereto shall make statements to the media or issue press releases regarding any of its services under this Agreement without the prior written consent of the other parties to this Agreement, except solely to disclose that the Consultant is acting as consultant to the Advisor. The Consultant hereby agrees and authorizes the Manager’s and the Advisor’s use of the Consultant’s or its Affiliate’s name or names in any advertising, signage, promotional material, press release, Web page, publication, media interview, or other public statements, solely to disclose the fact that the Consultant is acting as consultant to the Advisor. Except as provided in the foregoing sentence, neither the Advisor nor the Manager shall make use of the Consultant’s or its Affiliate’s name or the “Flexpoint” name or logo in any advertising, signage, promotional material, press release, Web page, publication, media interview, or other public statement without the prior written consent of the Consultant.
     13. Notices. Unless otherwise specified herein, all notices delivered pursuant to this Agreement shall be deemed duly given when received by a party at its address appearing on Schedule B. The Advisor may rely upon any notice (written or oral) from any Person which the Advisor reasonably believes to be an authorized representative of the Consultant.
     14. No Partnership. Nothing in this Agreement shall be construed to make the Advisor, on the one hand, and the Consultant, on the other hand, partners or joint venturers or impose any liability as such on either of them and nothing in this Agreement shall be construed to make the Consultant an employee or an agent of the Advisor.
     15. Assignment. No party hereto may assign any of its rights or obligations under this Agreement to any other party without the consent of the other parties, provided that any party may assign or delegate any of its rights or obligations under this Agreement without consent to an Affiliate that is capable of satisfactorily performing the obligations of such party that are specified in this Agreement. The Advisor shall have no obligation to provide any consent that is required hereunder unless it shall have first obtained any consent required under the Advisory Agreement.
     16. Allocation of Charges and Expenses. The Consultant shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities hereunder, including all legal fees and disbursements; provided, however, that the Consultant (or its Affiliates) shall be reimbursed by the Manager for any out of pocket expenses and other expenses incurred by the Consultant (or its Affiliates) in connection with the performance of the Consultant’s duties hereunder, in each case to the extent (and only to the extent) that such type of expense (i) is or would have been reimbursable to the Manager, the Advisor or the Consultant by the Company if the Manager had been performing the relevant services under the Management Agreement, but instead the Consultant (or its Affiliates) is performing such services hereunder, (ii) is included in a budget of the Manager or the Company that has been approved by the Manager, in accordance with Section 3.3 of the Manager LLC Agreement, or (iii) is otherwise approved pursuant to the Manager LLC Agreement (including Section 5.4 thereof).

     17. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement.
     18. Counterparts. This Agreement may be executed in two or more counterparts, each one of which shall be deemed to be an original.
     19. GOVERNING LAW. TO THE EXTENT FEDERAL LAW DOES NOT APPLY, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY CONFLICT OF LAW PRINCIPLES.
     20. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings among the parties hereto pertaining thereto.
     21. Other Advisors. Each of the Consultant and the Advisor shall have the right to engage any legal, tax, financial or other advisors in connection with their duties under this Agreement, including any Affiliates of the relevant party.
     22. Conflicts. Nothing in this Agreement shall (i) prevent the Consultant or any of its officers, stockholders, members, managers, partners, personnel, directors, agents, any Person controlling or controlled by or under common control with the Consultant, or any Affiliates of any of the foregoing, from engaging in other businesses or from rendering services of any kind to any other Person, including, without limitation, rendering consulting services to others investing in any type of business (including, without limitation, investments that meet the principal investment objectives of the Company), whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company or (ii) in any way bind or restrict the Consultant or any of its officers, stockholders, members, managers, partners, personnel, directors, agents, any Person controlling or controlled by or under common control with the Consultant, or any Affiliates of any of the foregoing, from buying, selling or trading any securities or investments for their own accounts or for the account of others for whom the Consultant or any of its officers, stockholders, members, managers, partners, personnel, directors, agents, any Person controlling or controlled by or under common control with the Consultant, or any Affiliates of any of the foregoing, may be acting.
     23. Amendments. This Agreement, and the terms hereof, may not be modified, amended or supplemented other than by an agreement in writing signed by the parties hereto. The Manager agrees it will not give its consent to any amendment, modification or supplement of the Management Agreement, the Advisory Agreement, the Sub-Advisory Agreements or this Agreement except in accordance with Section 3.3 of the Manager LLC Agreement. The Advisor agrees it will not give its consent to any amendment, modification or supplement of the Advisory Agreement, the Sub-Advisory Agreements or this Agreement except in accordance with Section 3.3 of the Manager LLC Agreement.
     24. Survival. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith, as well as the provisions of Section 8 shall survive the execution and delivery of this Agreement.

     25. Remedies. Any remedies provided for in this Agreement shall be cumulative in nature and shall be in addition to any other remedies whatsoever (whether by operation of law, equity, contract or otherwise) which any party may have.
     26. TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION HEREUNDER.
     27. Non-Exclusivity. Nothing in this Agreement shall be read or interpreted to prevent the Advisor from engaging other consultants (including the Sub-Advisors or Affiliates of the Advisor or the Sub-Advisors) to perform functions that are identical to or different from the functions to be provided by the Consultant hereunder or to prevent the Company, the Manager or the Advisor from separately engaging and compensating the Consultant or any of its Affiliates to perform services that are outside the scope of the services to be performed by the Consultant hereunder, subject, however, to complying and in accordance with the terms of the Manager LLC Agreement.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives as of the date first above written.

ALLIANCEBERNSTEIN L.P.
By:
Name:
Title:

FLEXPOINT FUND L.P.
By:
Name:
Title:

FOURSQUARE CAPITAL MANAGEMENT, LLC
By:
Name:
Title:

SCHEDULE A
     1. Consultant Fee.
     The Consultant Fee with respect to each quarter shall be paid to the Consultant by the Manager on behalf of the Advisor (unless otherwise directed by the Consultant pursuant to Section 5(b) of this Agreement) on the Fee Payment Date for such quarter in an amount equal to (A) x (B), where
     “A” is equal to the amount of the Advisor Fee (as defined in the Advisory Agreement) for such quarter prior to giving effect to the Sub-Advisor/Consultant Amounts (as defined in and deducted in computing such Advisor Fee on Schedule A to the Advisory Agreement) for such quarter,
     “B” is equal to the Percentage Interest (as defined in the Manager LLC Agreement) of the Consultant or its Affiliate that is a Member (as defined in the Manager LLC Agreement) of the Manager as modified from time to time pursuant to the Manager LLC Agreement.
     The “Fee Payment Date” for any quarter shall mean the fifth business day after the date of delivery to the Board of Directors of the Company of the computations made by the Manager to calculate the Management Fee and the Incentive Fee (if any) that are paid by the Company to the Manager after the end of such fiscal quarter (or such earlier date on which the Management Fee and the Incentive Fee with respect to such quarter were actually paid in accordance with Section 9(e) of the Management Agreement).
     2. Consultant Termination Fee.
     The Consultant Termination Fee shall be equal to (A-B) x (C), where:
     “A” is equal to the amount of Termination Fee (as defined in the Management Agreement) received by the Manager under the Management Agreement,
     “B” is equal to any unreimbursed expenses of and required to be paid by the Manager itself (and not the Advisor nor any of their respective Affiliates) in connection with the termination of the Management Agreement and approved in a budget of the Manager in accordance with Section 3.3 of the Manager LLC Agreement and/or otherwise approved thereunder and any Purchase Payments (as defined in the Manager LLC Agreement) to be made pursuant to the Manager LLC Agreement out of the Termination Fee, and
     “C” is equal to the Percentage Interest (as defined in the Manager LLC Agreement) of the Consultant or its Affiliate that is a Member (as defined in the Manager LLC Agreement) of the Manager as modified from time to time pursuant to the Manager LLC Agreement.
     The Consultant Termination Fee shall be paid to the Consultant by the Manager on behalf of the Advisor (unless otherwise directed by the Consultant pursuant to Section 5(b) of this Agreement) no later than the business day following the day on which the Manager received the Termination Fee.

SCHEDULE B
Notice Details.
For the Advisor:
AllianceBernstein, L.P
1345 Avenue of the Americas
New York, New York 10105
Attention: Jeffrey Phlegar
For the Consultant:
c/o Flexpoint Ford, LLC
676 North Michigan Avenue, Suite 3300
Chicago, Illinois 60611
Attention: Stephen H. Haworth
For the Manager:
Foursquare Capital Management, LLC
1345 Avenue of the Americas
New York, New York 10105
Attention: Chief Executive Officer